                                                                    EXHIBIT 10.4


                     THIS LOAN AGREEMENT made as of this   day of        , 1999.

                                                                        BETWEEN:

                                    NEWBRIDGE NETWORKS CORPORATION, a body
                                    corporate, duly incorporated under and by virtue of the laws of Canada (hereinafter called "Newbridge")

                                                               OF THE FIRST PART

                                     - and -

                                    IMAGICTV INC., a corporation incorporated under the laws of Canada (hereinafter called the "Corporation")

                                                              OF THE SECOND PART

     WHEREAS under the authority of Order-in-Council 98-332 made pursuant to the Economic Development Act, Acts of New Brunswick, 1975, Chapter E-1.11, the Minister of Economic Development, Tourism & Culture for the Province of New Brunswick (the "Minister") has granted or has agreed to grant financial assistance to Newbridge by way of a repayable loan and a forgivable loan for the purpose of assisting Newbridge and its Affiliates to create research and development jobs in the Province of New Brunswick, including without limitation, such jobs in relation to the ImagicTV Project (as hereinafter defined) undertaken or to be undertaken by the Corporation.

     AND WHEREAS Newbridge and the Minister have entered into a loan agreement dated February 10, 1999 (the "Provincial Loan Agreement");

     AND WHEREAS subject to the terms and conditions of the Provincial Loan Agreement Newbridge has agreed to grant financial assistance to the Corporation by way of a Repayable Loan in an amount not exceeding $2,560,000 and a Forgivable Loan in an amount not to exceed $640,000 to assist in the ImagicTV Project;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of Newbridge making the aforesaid loans to the Corporation and in consideration of the sum of Ten Dollars ($10.00) paid by each of the parties hereto to the other of them, the receipt whereof by each of them is hereby acknowledged and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:



DEFINITIONS
-----------

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1.   For the purposes of this Agreement and the recitals hereto, unless there is something in the subject matter or the context necessarily inconsistent therewith:

     (a) "Affiliate" means a body corporate, 20% or more of the voting shares of which are held by Newbridge;

     (b) "Budget" means a budget in a form and content satisfactory to Newbridge and the Minister submitted by the Corporation to Newbridge on the ImagicTV Project, setting out details of proposed research and development and capital expenditures including expenditures related to the relocation of employees and operations to the Province, as well as proposed employment projections;

     (c) "Employment Year" means a one (1) year period commencing on the 1st day of March of each year;

     (d) "Event of Default" means any event referred to in Clause 11 of this Agreement;

     (e) "Financial Statements" means a balance sheet, income statement, statement of retained earnings and statement of changes in financial position (including the notes and schedules thereto), all fairly reflecting the financial condition of the entity or entities to which the same relate and all prepared in accordance with generally accepted accounting principles and on a basis consistent with that used in the preparation thereof for the immediately preceding fiscal year or part thereof, as the case may be, or on such other basis as is acceptable to Newbridge and the Minister.

     (f) "Forgivable Advances" means in relation to the ImagicTV Project, the amount equal to 20% of the amount of all financial assistance advanced from time to time by Newbridge to the Corporation under this Agreement.

     (g) "Forgivable Loan" means the aggregate of all Forgivable Advances made or advanced from time to time by Newbridge to the Corporation under this Agreement;

     (h) "Full Time Employee" means an employee of the Corporation who is ordinarily resident in the Province and whose terms of engagement require such employee to work a minimum of 37.5 hours per week and who has worked or is engaged to work for a minimum of one (1) year;

     (i) "ImagicTV Project" means the project undertaken or to be undertaken by the Corporation, as submitted by the Corporation to Newbridge, and approved from time to time by Newbridge and the Minister;

     (j) "Net Revenue" means the income from the sale of a product developed with a Forgivable Advance or a Repayable Advance after deduction of all taxes, duties, freight and insurance charges, refunds, discounts, allowances, credits, rebates and distributor commissions. Income shall not include amounts arising from or related to support, maintenance, training or other services for a developed product or other products;

     (k)  "Province" means the Province of New Brunswick;

     (l) "Qualifying Expenditures" means one-half (1/2) of all amounts incurred or paid by the Corporation to parties with whom it deals at arm's length on or after March 1, 1998, which in the reasonable opinion of Newbridge and the Minister are in respect of research and development conducted or to be conducted in the Province for the ImagicTV Project, capital expenditures in respect of property necessary for such research and development and relocation expenditures necessary for the conduct of research and development in the Province, to the extent that the foregoing are set out in the Budget;

     (m) "Repayable Advances" means, in relation to the ImagicTV Project, such of the amounts of financial assistance advanced pursuant to this Agreement by Newbridge if any that are not Forgivable Advances;

     (n) "Repayable Loan" means the aggregate of all Repayable Advances made or advanced from time to time by Newbridge to the Corporation under this Agreement;

     (o) "Sales Year" means the year that commences on the 1st day of March of one year and ends on the last day of February of the following year;

     (p) "Supporting Documentation" means such evidence and documentation as Newbridge deems necessary in relation to the provisions of this Agreement.

DISBURSEMENT OF FINANCIAL ASSISTANCE
------------------------------------

2. Financial assistance relating to the ImagicTV Project shall be advanced from time to time by Newbridge to the Corporation in an amount equal to the amount received by Newbridge from the Minister relating to the ImagicTV Project; PROVIDED ALWAYS that in relation to the ImagicTV Project;

     (a) Newbridge has received and is satisfied with all relevant documentation;

     (b) Newbridge has received and is satisfied with the Budget relating to the ImagicTV Project;

                                      -3-
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     (c)  Newbridge has received a written claim submitted, not more frequently than quarterly, by the Corporation setting out particulars of costs for the period of time budgeted that have been or are to be paid or incurred by the Corporation as Qualifying Expenditures;

     (d) Newbridge has received and is satisfied with a statement setting out all Qualifying Expenditures that have been incurred or paid during the previous claim period; and

     (e) Newbridge is satisfied the Corporation is observing and performing all of its obligations under this Agreement.

MAXIMUM AMOUNT OF FINANCIAL ASSISTANCE
--------------------------------------

3.   Notwithstanding anything contained herein to the contrary:

     (a) the maximum amount of financial assistance advanced by Newbridge under this Agreement in relation to the ImagicTV Project shall not exceed $3,200,000 of which $640,000 shall constitute Forgivable Advances and $2,560,000 shall constitute Repayable Advances hereunder;

     (b) the maximum amount of the Forgivable Loan advanced by Newbridge under this Agreement shall not exceed the lesser of $640,000 and the amount equal to 20% of the amount of all financial assistance advanced by Newbridge under this Agreement; and

     (c) the maximum amount of the Repayable Loan advanced by Newbridge under this Agreement shall not exceed the lesser of $2,560,000 and the amount equal to 80% of all financial assistance advanced by Newbridge under this Agreement.

APPLICATION OF FINANCIAL ASSISTANCE
-----------------------------------

4. All amounts advanced by Newbridge as financial assistance hereunder in respect of the ImagicTV Project shall be utilized by the Corporation to satisfy Qualifying Expenditures relating to the ImagicTV Project and for no other purpose.

INTEREST ON REPAYABLE LOAN
--------------------------

5. The Repayable Loan shall bear no interest until the earlier of the date of an Event of Default or the 25th day of February 2006 and thereafter the Repayable Loan, or that portion thereof which is from time to time outstanding, shall bear interest payable on the 25th day of August and February in each year at the rate of six and three-tenths percent (6-3/10%) per annum, calculated half-yearly, not in advance, with interest payable on the

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     aforesaid days at the aforesaid rate on amounts of interest which are past due, calculated half-yearly, not in advance, until paid.

REPAYMENT OF REPAYABLE LOAN
---------------------------

6. The portion of the Repayable Loan that reflects Repayable Advances in relation to the ImagicTV Project shall become due and be paid by the Corporation to Newbridge by instalments payable on the 25th day of February of each and every year commencing on the 25th day of February in the year that next follows the year in which the first of such Repayable Advances was made, each such instalment shall be in an amount equal to 1.5% of the Net Revenue of the Corporation for the Sales Year ending on the last day of February immediately preceding the year in which the instalment is due and payable hereunder, and the balance of the Repayable loan, if any, shall be paid or repaid to Newbridge on the 25th day of February, 2006.

7. In addition to the amounts payable from time to time under the provisions of Clause 6 hereof, a further payment or repayment on or in respect of the Repayable Loan shall become due and be paid by the Corporation to Newbridge on the last day of February, 2002 in the event that the number of Full Time Employees employed in the Province on the ImagicTV Project on the last day of February 2002 is less than 92. Such further payment or repayment shall equal the amount by which the aggregate of the Repayable Advances exceeds the amount obtained from Multiplying the number of Full Time Employees by the quotient which arises from dividing $2,560,000 by 92.

FORGIVENESS OF FORGIVABLE LOAN
------------------------------

8.   The Forgivable Loan shall be fully forgiven as it is advanced hereunder.

PRIOR CONDITIONS
----------------

9. Notwithstanding anything else contained in this Agreement, the Corporation acknowledges that Newbridge shall not be called upon, nor shall Newbridge be required to make any advances under this Agreement;

     (a) until this Agreement and each of the other documents and agreements required by Newbridge in connection with the said advances have been fully executed;

     (b)  if or while there exists an Event of Default;

     (c)  if the Corporation is not an Affiliate; or

     (d) if Newbridge does not receive advances from the Minister pursuant to the Provincial Loan Agreement.

                                      -5-
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REPRESENTATIONS AND WARRANTIES
------------------------------

10.  The Corporation represents and warrants to Newbridge that:

     (a) the Corporation is a business corporation duly incorporated and validly existing under the laws of Canada with its registered office located in Saint John, New Brunswick, and in good standing under the laws of the Province of New Brunswick;

     (b) the Corporation has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement have been duly authorized by all necessary corporate action of the Corporation;

     (c) this Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with the terms of this Agreement; and

     (d)  The Corporation is an Affiliate.

ACCELERATION OF REPAYMENT UPON DEFAULT
--------------------------------------

11. The Repayable Loan shall, at the option of Newbridge or the Minister, become due and payable by the Corporation on the sixtieth (60th) day following receipt of notice from Newbridge that one or more of the following events have occurred that in the opinion of Newbridge or the Minister materially affects the viability of the ImagicTV Project and that has not before the aforementioned sixtieth (60th) day been cured by the Corporation to the satisfaction of Newbridge and the Minister, that it is to say if

     (a) the Corporation has failed to make any of the payments in the amount or amounts and at the time or times specified in this Agreement;

     (b) the Corporation has failed to perform or observe any covenants (other than a covenant to pay) contained in this Agreement or in any other agreement from time to time entered into between the parties hereto;

     (c) in respect of any of the first four Employment Years commencing on the 1st day of March, 1998, the number of Full Time Employees at any time during any such Employment Year is fewer than the numbers set out as follows:

          Employment Year 1                  18

          Employment Year 2                  30

          Employment Year 3                  60

          Employment Year 4                  92



     (d) unless relied on by the Corporation as having been obtained from a third party which the Corporation reasonably believed to be true and correct, any information, representation, warranty, certificate, statement or report given or made by or on behalf of the Corporation to Newbridge or to any of its representatives in connection with this Agreement or in connection with the Forgivable Loan or the Repayable Loan or any advances in respect of the Forgivable Loan or the Repayable Loan is false, erroneous or misleading in any material respect;

     (e) the Corporation becomes insolvent or bankrupt or subject to the provisions of the Winding-up Act or the Bankruptcy and Insolvency Act (Canada) or goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction or makes a general assignment for the benefit of its creditors or otherwise acknowledges itself insolvent; and

     (f) the Corporation abandons all or any substantial part of its undertaking and property and assets or threatens to commit any act of bankruptcy.

APPROPRIATION OF MONEY
----------------------

12. Newbridge may from time to time appropriate any moneys received by Newbridge from the Corporation in or towards payment or repayment of the Repayable Loan and the interest thereon, if any, as Newbridge in its sole discretion may see fit, and the Corporation shall not have the right to require any other appropriation; PROVIDED that any such funds which have been received and have been designated by the Corporation as being a payment of principal or interest or both of the Repayable Loan may only be applied in accordance with such designation.

COVENANTS OF THE CORPORATION
----------------------------

13. The Corporation does hereby covenant and agree to pay or repay the Repayable Loan, together with all interest thereon, if any, at the time or times and in the manner and amounts set forth in this Agreement.

14. The Corporation shall maintain at locations within Canada proper and accurate books of account and records (including Supporting Documentation) concerning all costs incurred and all costs paid with respect to the Qualifying Expenditures made by the Corporation.

15. (a) Newbridge or the Minister shall be entitled, no more than once a year, to engage an independent firm of chartered accountants or other person(s) (the "Auditor") to

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          inspect the books and records of the Corporation which is necessary to verify the amounts or that no amounts were payable by the Corporation pursuant to Clauses 5, 6 and 7 hereof. Neither Newbridge nor the Minister is entitled to engage an Auditor to verify amounts that were payable or not payable, as the case may be, for any period that preceded two years before the Auditor's engagement.

     (b) The Auditor shall provide the Corporation with reasonable advance written notice of such inspection (but not less than two weeks), and the inspection shall be conducted expeditiously in a manner that is not unreasonably disruptive of the normal business of the Corporation.

     (c) The Auditor shall execute a written agreement with the Corporation not to disclose any information learned in the audit to anyone, nor to use such information, except for providing Newbridge with a statement of the amounts due for the period(s) in question.

     (d) The cost of the audit, including the fees and expenses of the Auditor, shall be borne by Newbridge unless the audit discloses an underpayment by the Corporation in the aggregate in excess of ten percent (10%) of the amount actually due for the period(s) being audited. The fees and expenses associated with such inspection shall not be calculated on a basis contingent on the results of the inspection.

     (e) If the audit discloses an underpayment by the Corporation, the Corporation shall promptly make payment to Newbridge of such underpayment. If the audit discloses an overpayment by the Corporation, Newbridge shall at the Corporation's discretion, either credit the overpayment to the Corporation's account or promptly provide the Corporation with a refund of such overpayment.

16.  The Corporation shall deliver to Newbridge and the Minister within thirty
     (30) days of receipt of a request therefor the most recent annual Financial Statement of the Corporation, such Financial Statement to be accompanied by the report of the auditor or other professional person responsible for reviewing the Financial Statement if no auditor was engaged.

17. The Corporation shall deliver to Newbridge and the Minister a written report as at the last day of February in each and every year while the Repayable Loan or any part thereof remains outstanding, which report shall be signed by an official representative of the Corporation and shall contain information concerning the amount of Net Revenue for the Sales Year immediately preceding and the number of Full Time Employees for the same period. The Corporation shall upon the reasonable request, deliver to Newbridge or the Minister such additional written reports and statements, in form and content satisfactory to Newbridge or the Minister as Newbridge or the Minister may from time to time request concerning any operation of the Corporation that relies upon a Qualifying Expenditure.

18. The Corporation shall pay, before any of the following become overdue, all taxes, rates and other impositions (including local improvement rates) imposed by any government or authority in respect of and that would materially and adversely affect any property or asset owned by the Corporation in its New Brunswick operations. The non-payment of any such taxes, rates or other impositions during any period for which, in relation thereto, a bona fide objection or appeal is outstanding shall not be a contravention of this covenant.

NOTICES
-------

19. Any notice, consent, waiver, certificate, statement or other document or moneys that Newbridge may be required or may desire to give, deliver or (with the exception of a facsimile transmission) pay to the Corporation or that the Corporation may be required or may desire to give, deliver or (with the exception of a facsimile transmission) pay to Newbridge shall be conclusively deemed validly given, delivered or (with the exception of facsimile transmissions) paid to and received by the addressee, if delivered personally, on the date of delivery, or if mailed, on the third business day after the mailing of the same in Canada by prepaid post addressed, or if sent by facsimile transmission, on the date of such transmission,

     (a)  if directed to the Corporation, to:

          ImagicTV Inc.
          P. O. Box 303
          One Brunswick Square
          Saint John, NB  E2L 3Y2
          Attention:  The President
          Fax Number:  (506) 631-3001

     (b)  if directed to Newbridge to:

          Newbridge Networks Corporation
          Corporate Headquarters
          600 March Road
          P. O. Box 13600
          Kanata, ON  K2K 2E6
          Attention:  Legal Department
          Fax Number:  (613) 599-3672

20. Newbridge and the Corporation may at any time give written notice to the other of any change in the address set out in Clause 19 hereof and, after giving such notice, the

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     address specified therein shall, for the purposes of that Clause, be conclusively deemed to be the present address of the Corporation and Newbridge as the case may be.

OWNERSHIP OF DEVELOPMENT
------------------------

21. Newbridge and the Corporation do hereby agree that the Corporation shall own all right, title and interest (including all intellectual property rights) in and to anything developed by the Corporation (as the case may
     be) from the ImagicTV Project.

ACCESS BY NEWBRIDGE OR MINISTER
-------------------------------

22. The Corporation shall upon reasonable notice provide Newbridge or the Minister or both free and unrestricted access to any part of the operation of the Corporation in the Province as it relates to the ImagicTV Project, provided such access shall not materially interfere with the operation of the Corporation.

NO PARTNERSHIP
--------------

23. The relationship between the Corporation and Newbridge under this Agreement is not and is not intended to be and shall not be deemed to be that of partner of, agent or representative of, or a joint venture with, the other.

INTERPRETATION
--------------

24. It is agreed and understood that in the event of any discrepancy of conflict between the provisions of this Agreement and the provisions of any letter of other correspondence or agreement between or entered into between the parties hereto, the provisions of this Agreement and of any amendment made to this Agreement shall prevail.

25. This Agreement shall be governed by and construed in accordance with the applicable laws of the Province of New Brunswick and of Canada.

26. This Agreement shall be binding on and enure to the benefit of Newbridge and the Corporation, and their respective successors and assigns, except that the Corporation shall not, without the prior consent of Newbridge (which shall not unreasonably be withheld) and the Minister, assign any rights or obligations with respect to this Agreement.

27. Any provision of this Agreement which is or becomes prohibited or enforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this Agreement which shall be deemed severable from the prohibited of unenforceable provision and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

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28.  No term or condition of this Agreement and no breach by the Corporation or
     Newbridge of any such term or condition shall be deemed to have been waived unless such waiver is in writing signed by Newbridge, or the Corporation, as the case may be.

29. The written waiver by Newbridge or the Corporation of any breach by the Corporation or Newbridge, as the case may be, of any term or condition of this Agreement shall not be deemed a waiver of such term or condition or of any subsequent breach by the Corporation or Newbridge, as the case may be, of the same or any other term of condition of this Agreement.

30. No amendment of any provision of this Agreement or any other agreements provided for or contemplated hereby, nor any consent to any departure by the Corporation or Newbridge shall in any event be effective unless it shall be in writing and signed by Newbridge or the Corporation, as the case may be, and then the consent shall be effective only in the specific instance for the specific purpose for which it has been given.

31.  Time shall be of the essence of this Agreement.

32. This Agreement constitutes the entire agreement between the parties with regard to matters dealt with herein and therein, and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal, in respect of such matters.

33. The headings appearing in this Agreement have been inserted for reference and as a matter of convenience and in no way define, limit or enlarge the scope of any provision of this Agreement.

34. Any reference to a statute in this Agreement, whether or not that statute has been defined, is a reference to a statute of the Province, unless otherwise stated, and includes all regulations at any time made under or pursuant to that statute and any amendment to that statute.

35. In this Agreement wherever the singular or masculine is used it shall be construed as if the plural or feminine or neuter, as the case may be, had been used where the context so required.

FURTHER ACTS AND ASSURANCES
---------------------------

36. Each of the parties shall, upon the reasonable request of the other, make, do, execute, or cause to be made, done or executed all further and other lawful acts, deeds, things, devices, documents, instruments and assurances whatever as may be reasonably necessary to effect the purpose of this Agreement and to carry out its provisions.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective officers duly authorized in that behalf as of the day and year first above written.

                                      -11-
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SIGNED, SEALED AND DELIVERED        )

NEWBRIDGE NETWORKS CORPORATION in the presence of:
                                                  ------------------------------

IMAGICTV INC.
-------------

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